                          EXHIBIT j.

       Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 2-57609 for Hartford Stock HLS Fund, Inc. on Form N-1A.

                                                     /s/ Arthur Andersen LLP

Hartford, Connecticut
April 25, 2001